EXHIBIT 10.11

REVOLVING NOTE

$1,500,000	April 5, 2019

FOR VALUE RECEIVED, 1847 Geodeker Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of Burnley Capital LLC, a Delaware limited liability company (the “Lender”), on the Revolving Loan Maturity Date as provided in that certain Loan and Security Agreement dated as of the date hereof (as the same may be amended, supplemented or restated from time to time, the “Loan Agreement”), by and among the Borrower, the other Loan Parties party thereto and as defined therein, and the Lender, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($1,500,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower under the Loan Agreement, together with interest from the date hereof until this Note is fully paid on the principal amount hereunder remaining unpaid from time to time, computed in the manner, and at the rates from time to time in effect with respect to the Revolving Loan, under the Loan Agreement.  The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement with respect to the Revolving Loan.

This Note evidences the Revolving Loan.  This Note is a Loan Document under the Loan Agreement and is entitled to the benefits and security, and is subject to the terms and conditions, of the Loan Agreement, including, without limitation, acceleration upon the terms provided therein and in the other Loan Documents.  All capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein shall have the meanings given in the Loan Agreement.

This Note is subject to voluntary and mandatory prepayment, in full or in part, in accordance with, and subject to the terms of, the Loan Agreement.  All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of the Lender or at such other place as may be designated by the Lender to the Borrower in writing.

Upon the occurrence of an Event of Default, the outstanding principal balance hereunder, together with any accrued but unpaid interest and together with all of the other Obligations, may be accelerated and become immediately due and payable at the option of the Lender and without demand or notice of every kind (which are hereby expressly waived by the Borrower).

The Borrower agrees to pay all costs of collection, including attorneys’ fees, all as provided in the Loan Agreement, if this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

1

THIS NOTE HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT MINNEAPOLIS, MINNESOTA.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MINNESOTA.

The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any of its Related Parties in any way relating to this Note or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the U.S. Federal or Minnesota state courts sitting in Hennepin County, Minnesota, and the Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Minnesota State or, to the extent permitted by law, in such Federal court, pursuant to Section 10.9.2 of the Loan Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Note or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdiction.

The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any other Loan Document in any court referred to in the preceding paragraph.  The Borrower irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Borrower irrevocably consents to service of process in the manner provided for notices in Section 10.1 of the Loan Agreement.  Nothing in this Note or any other Loan Document will affect the right of the Borrower or the Lender to serve process in any other manner permitted by law.

THE BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(Signature page follows.)

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

1847 GEODEKER INC.

By:	/s/ Robert D. Barry
Name:	Robert D. Barry
Title:	Chief Financial Officer

(Signature page to Revolving Note)

3